Exhibit 99.1

News Release	Williams Partners L.P. (NYSE: WPZ) One Williams Center Tulsa, OK 74172 800-600-3782 www.williams.com

DATE: Oct. 28, 2015

MEDIA CONTACT:	INVESTOR CONTACTS:
Tom Droege 918) 573-4034	John Porter (918) 573-0797	Brett Krieg (918) 573-4614

Williams Partners Reports Third-Quarter 2015 Financial Results

•	3Q 2015 Adjusted EBITDA is $1.1 Billion, Up 21% Primarily on Major Fee-Based Projects

•	Record Distributable Cash Flow of $754 Million – More than Double 3Q 2014 – Coverage Ratio of 1.04x

•	Fee-Based Revenues Up $204 Million or 18% on Contributions from New Major Projects, Access Midstream Growth

TULSA, Okla. – Williams Partners L.P. (NYSE: WPZ) today reported third quarter 2015 adjusted EBITDA of $1.1 billion, a $193 million, or 21 percent, increase from third quarter 2014.

The increase in adjusted EBITDA for third quarter 2015 is due to increases of $143 million from the Atlantic-Gulf segment, $63 million from NGL & Petchem Services, $29 million from Access Midstream and $19 million from the Northeast G&P segment. Partially offsetting these increases was a $63 million decrease in the West due to lower NGL margins.

Summary Financial Information	3Q		YTD
Amounts in millions, except coverage ratio amounts. All income amounts attributable to Williams Partners L.P.	2015	2014	2015	2014
(Unaudited)

Williams Partners
Adjusted EBITDA (1)	$1,100	$907	$3,025	$2,392
DCF attributable to partnership operations (1)	$754	$367	$2,101	$1,453
Cash distribution coverage ratio (1) (2)	1.04x	.63x	.97x	.84x
Net income (loss) (3)	($194)	$233	$195	$806

(1)	Adjusted EBITDA, distributable cash flow (DCF) and cash distribution coverage ratio are non-GAAP measures. Financial information for periods prior to July 1, 2014 represents Williams Partners L.P. on a basis that is prior to the merger with Access Midstream Partners, L.P. DCF and cash distribution coverage ratio for the 2014 periods reflect amounts previously reported for Williams Partners L.P. for those periods prior to the merger. Reconciliations to the most relevant measures included in GAAP are attached to this news release.
(2)	Cash distribution coverage ratios for the third quarter and year-to-date 2015 periods exclude the benefit of $209 million of IDR waivers associated with the WPZ merger termination fee. The 2015 cash distribution coverage ratios, including the benefit of the $209 million IDR waiver during third quarter 2015, are 1.47x and 1.07x for the third quarter and year-to-date 2015 periods, respectively.
(3)	Amounts reported for the 2015 periods reflect impairment charges totaling $477 million associated with certain equity-method investments previously recorded at fair value in conjunction with the Access merger.

The increase in adjusted EBITDA in third quarter 2015 as described above by segment was driven by $204 million, or 18 percent, higher fee-based revenues and minimum volume commitments compared with third quarter 2014. Olefins margins increased $58 million reflecting production at the expanded Geismar plant in third quarter 2015 at multi-year low per unit ethylene margins, partially offset by lower margins from our Canadian operations. Additionally, the proportional EBITDA from non-consolidated equity investments increased $52 million for third quarter 2015 versus third quarter 2014, due primarily to Discovery’s Keathley Canyon Connector project in the Atlantic-Gulf operating area.

Partially offsetting these increases were $68 million in lower NGL margins due primarily to NGL prices that remain at a 10-year low, as well as $51 million higher operating and general and administrative expenses versus third quarter 2014 primarily reflecting higher costs associated with our growing businesses.

Year-to-date 2015, Williams Partners reported adjusted EBITDA of $3.025 billion, a $633 million, or 26 percent, increase from the same period last year. The year-to-date increase in adjusted EBITDA was primarily driven by contributions from the Access Midstream merger for periods following July 1, 2014, as well as fee-based revenue growth in other operating areas.

Williams Partners reported unaudited third quarter 2015 net loss attributable to controlling interests of $194 million compared with income of $233 million in third quarter 2014. The unfavorable change was driven by $477 million of impairments in 2015 associated with certain equity-method investments, as well as declines in NGL margins and higher operating, depreciation and interest expenses. The impairment charges primarily relate to our investment in the Delaware basin gas gathering system, which were driven by an increase in the discount rate utilized in our estimation of the fair value of the investment at September 30, 2015. Higher fee-based revenues and increased olefins margins partially offset these unfavorable changes.

Year-to-date net income was $195 million, compared with $806 million year-to-date 2014. The year-to-date decrease in net income was driven primarily by the same factors described above, as well as higher general and administrative costs.

Distributable Cash Flow & Distributions

For third quarter 2015, Williams Partners generated $754 million in distributable cash flow (DCF) attributable to partnership operations, compared with $367 million in DCF attributable to partnership operations in third quarter 2014. The $387 million increase in DCF for the quarter was driven by the Access Midstream acquisition and other increases in adjusted EBITDA, partially offset by higher interest expense. DCF for 2014 reflects pre-merger Williams Partners.

Year-to-date 2015, Williams Partners generated $2.1 billion in DCF attributable to partnership operations, compared with $1.45 billion in DCF attributable to partnership operations for the same period last year. The $648 million increase in DCF for the nine-month period ended Sept. 30 was driven by the Access Midstream acquisition and other increases in adjusted EBITDA, partially offset by higher interest expense.

CEO Perspective

Alan Armstrong, chief executive officer of Williams Partners’ general partner, made the following comments:

“Our strong third quarter results underscore the effectiveness of our strategy to connect the best natural gas supplies to the best markets with fee-based infrastructure, which accounted for more than 90 percent of our gross margin. Williams Partners achieved record distributable cash flow and delivered adjusted EBITDA growth across four of the partnership’s five operating areas.

“In September, we completed Transco’s Virginia Southside Expansion and we’re on track to place into full service the Leidy Southeast Expansion by the end of the year, helping relieve supply bottlenecks in the Northeast and creating more fee-based revenue. Supply development in the Northeast will continue to be hampered until constraints are addressed. Fortunately, Williams Partners and other industry participants are hard at work implementing projects that will solve this problem.

“We recognize the fundamental pressures impacting our direct commodity margins and volume growth on our gathering and processing systems. However, our unique position and backlog of fully contracted, demand-driven projects will drive our continued operating cash flow growth.”

Business Segment Performance

Williams Partners	Adjusted EBITDA
Amounts in millions	3Q 2015	3Q 2014	YTD 2015	YTD 2014
Access Midstream (1)	$351	$322	$1,010	$322
Atlantic-Gulf	414	271	1,138	807
NGL & Petchem Services (2)	85	22	125	426
Northeast G&P	87	68	279	198
West	161	224	473	641
Other	2	—	—	(2)

Total	$1,100	$907	$3,025	$2,392

Schedules reconciling adjusted EBITDA to modified EBITDA and net income are attached to this news release.

(1)	First and second quarter 2014 represents pre-merger Williams Partners and excludes Access Midstream.
(2)	The first and second quarters of 2014 include $173 million and $138 million, respectively, in assumed business interruption insurance proceeds related to the 2013 incident at the Geismar plant.

Access Midstream Segment

Access Midstream provides gathering, treating, and compression services to producers under long term, fee-based contracts in Pennsylvania, West Virginia, Ohio, Louisiana, Texas, Arkansas, Oklahoma and Kansas. Access Midstream also includes a non-operated 50 percent interest in the Delaware Basin gas gathering system in the Mid-Continent region and a 62 percent interest in Utica East Ohio Midstream LLC, a joint project to develop infrastructure for the gathering, processing and fractionation of natural gas and NGLs in the Utica Shale play in Eastern Ohio. Additionally, Access Midstream operates 100 percent of and owns an approximate average 45 percent interest in 11 natural gas gathering systems in the Marcellus Shale region.

Access Midstream reported adjusted EBITDA of $351 million for third quarter 2015, compared with $322 million of adjusted EBITDA in third quarter 2014. The increase in adjusted EBITDA between years was driven by higher fee-based volumes, minimum volume commitments and the increased ownership interest in the Utica East Ohio Midstream joint venture.

Year-to-date 2015, Access Midstream segment reported adjusted EBITDA of $1.01 billion, compared with $322 million previously reported for the same period last year. Williams Partners’ results for first and second quarter 2014 are on a pre-merger basis and exclude Access Midstream.

Atlantic-Gulf Segment

Atlantic-Gulf includes the Transco interstate gas pipeline and a 41-percent interest in the Constitution interstate gas pipeline development project, which Williams Partners consolidates. The segment also includes the partnership’s significant natural gas gathering and processing and crude production handling and transportation in the Gulf Coast region. These operations include a 51-percent interest in Gulfstar One, a 50-percent interest in Gulfstream and a 60-percent interest in the Discovery pipeline and processing system.

Atlantic-Gulf reported adjusted EBITDA of $414 million for third quarter 2015, compared with $271 million for third quarter 2014. The increase was due primarily to $113 million higher fee-based revenues from both Gulfstar One and Transco expansion projects, as well as $35 million higher proportional adjusted EBITDA primarily from Discovery driven by the Keathley Canyon Connector project, partially offset by lower NGL margins.

Year-to-date 2015, Atlantic-Gulf reported adjusted EBITDA of $1.14 billion, compared with $807 million for the same period last year. The year-to-date results were driven primarily by the same factors that drove the quarterly results.

NGL & Petchem Services Segment

NGL & Petchem Services includes an 88.5 percent interest in an olefins production facility in Geismar, La., along with a refinery grade propylene splitter and pipelines in the Gulf Coast region. This segment also includes midstream operations in Alberta, Canada, including an oil sands offgas processing plant near Fort McMurray, 260 miles of NGL and olefins pipelines and an NGL/olefins fractionation facility and butylene/butane splitter facility at Redwater. This segment also includes the partnership’s energy commodities marketing business, an NGL fractionator and storage facilities near Conway, Kan. and a 50-percent interest in Overland Pass Pipeline.

NGL & Petchem Services reported adjusted EBITDA of $85 million for third quarter 2015, compared with $22 million for third quarter 2014. Geismar operated at expected production levels and contributed approximately $71 million of olefins margins for third quarter 2015, partially offset by $19 million in lower commodity-related margins at the Canadian operations.

Year-to-date 2015, NGL & Petchem Services reported adjusted EBITDA of $125 million, compared with $426 million for the same period last year. Year-to-date 2014 results include approximately $311 million in assumed business interruption insurance proceeds related to the 2013 incident at the Geismar plant. In addition to the absence of the assumed business interruption insurance proceeds, the year-to-date results were also driven by the same factors that drove the quarterly results.

Northeast G&P Segment

Northeast G&P includes the partnership’s midstream gathering and processing business in the Marcellus and Utica shale regions, including Susquehanna Supply Hub and Ohio Valley Midstream, as well as its 69-percent equity investment in Laurel Mountain Midstream, and its 58.4-percent equity investment in Caiman Energy II. Caiman Energy II owns a 50 percent interest in Blue Racer Midstream.

Northeast G&P reported adjusted EBITDA of $87 million for third quarter 2015, compared with $68 million for third quarter 2014. The improved results are due primarily to a $25 million increase in fee-based revenues driven primarily by higher volumes and incremental new services at Ohio Valley Midstream, as well as $11 million higher proportional EBITDA from equity investments. These gains were partially offset by $15 million in higher operating expenses associated with growth and operational repairs in the Northeast.

Year-to-date 2015, Northeast G&P reported adjusted EBITDA of $279 million, compared with $198 million for the same period last year. The year-to-date results were driven primarily by the same factors that drove the quarterly results.

West Segment

West includes the partnership’s Northwest Pipeline interstate gas pipeline system, as well as gathering, processing and treating operations in Wyoming, the Piceance Basin and the Four Corners area.

West reported adjusted EBITDA of $161 million for third quarter 2015, compared with $224 million for third quarter 2014. Lower adjusted EBITDA for the quarter was due primarily to $52 million lower NGL margins from lower NGL prices that remain at 10-year lows.

Year-to-date 2015, West reported adjusted EBITDA of $473 million, compared with $641 million for the same period last year. Lower adjusted EBITDA for the year-to-date period was due primarily to nearly $123 million lower NGL margins and $37 million higher operating and maintenance expenses driven by the addition of the Niobrara operations from the Access Midstream merger and various increases in other operating expenses.

Other

Williams Partners recently announced a regular quarterly cash distribution of $0.85 per unit for its common unitholders. As announced on Sept. 28 in connection with the proposed business combination transaction between Williams and Energy Transfer Equity, L.P., Williams and Williams Partners withdrew previous financial guidance and adopted a policy of no longer providing financial guidance.

Third-Quarter Materials to be Posted Shortly, Live Webcast Scheduled for Tomorrow

Williams Partners’ third-quarter 2015 financial results will be posted shortly at www.williams.com. The information will include the data book and analyst package.

Williams Partners and Williams will jointly host a conference call and live webcast on Thursday, Oct. 29, at 9 a.m. EDT. A limited number of phone lines will be available at (800) 505-9568. International callers should dial (416) 505-9568. A link to the webcast, as well as replays of the webcast in both streaming and downloadable podcast formats, will be available following the event at www.williams.com.

Form 10-Q

The partnership plans to file its third-quarter 2015 Form 10-Q with the Securities and Exchange Commission this week. Once filed, the document will be available on both the SEC and Williams Partners websites.

Definitions of Non-GAAP Financial Measures

This news release may include certain financial measures – adjusted EBITDA, distributable cash flow and cash distribution coverage ratio – that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.

Our segment performance measure, modified EBITDA, is defined as net income (loss) before income tax expense, net interest expense, equity earnings from equity-method investments, other net investing income, impairments of equity investments, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of modified EBITDA of equity investments.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations and may include assumed business interruption insurance related to the Geismar plant. Management believes these measures provide investors meaningful insight into results from ongoing operations.

We define distributable cash flow as adjusted EBITDA less maintenance capital expenditures, cash portion of interest expense, income attributable to noncontrolling interests and cash income taxes, plus WPZ restricted stock unit non-cash compensation expense and certain other adjustments that management believes affects the comparability of results. Adjustments for maintenance capital expenditures and cash portion of interest expense include our proportionate share of these items of our equity-method investments.

We also calculate the ratio of distributable cash flow to the total cash distributed (cash distribution coverage ratio). This measure reflects the amount of distributable cash flow relative to our cash distribution. We have also provided this ratio calculated using the most directly comparable GAAP measure, net income.

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating.

Neither adjusted EBITDA nor distributable cash flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

About Williams Partners

Williams Partners (NYSE: WPZ) is an industry-leading, large-cap natural gas infrastructure master limited partnership with a strong growth outlook and major positions in key U.S. supply basins and also in Canada. Williams Partners has operations across the natural gas value chain from gathering, processing and interstate transportation of natural gas and natural gas liquids to petchem production of ethylene, propylene and other olefins. Williams Partners owns and operates more than 33,000 miles of pipelines system wide – including the nation’s largest volume and fastest growing pipeline – providing natural gas for clean-power generation, heating and industrial use. Williams Partners’ operations touch approximately 30 percent of U.S. natural gas. Tulsa, Okla.-based Williams (NYSE: WMB), a premier provider of large-scale North American natural gas infrastructure, owns 60 percent of Williams Partners, including all of the 2 percent general-partner interest. www.williams.com

Forward-Looking Statements

The reports, filings, and other public announcements of Williams Partners L.P. (WPZ) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in service date” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	The status, expected timing and expected outcome of the proposed ETC Merger;

•	Events which may occur subsequent to the proposed ETC Merger including events which directly impact our business;

•	Expected levels of cash distributions with respect to general partner interests, incentive distribution rights and limited partner interests;

•	Our and our affiliates’ future credit ratings;

•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	Seasonality of certain business components;

•	Natural gas, natural gas liquids, and olefins prices, supply, and demand; and

•	Demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this document. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	The timing and likelihood of completion of the proposed ETC Merger, including the satisfaction of conditions to the completion of the proposed ETC Merger;

•	Energy Transfer’s plans for us, as well as the other master limited partnerships it currently controls, following the completion of the proposed ETC Merger;

•	Disruption from the proposed ETC Merger making it more difficult to maintain business and operational relationships;

•

Whether we have sufficient cash from operations to enable us to pay current and expected levels of cash distributions, if any, following the establishment of cash reserves and payment of fees and expenses, including payments to our general partner;

•	Availability of supplies, market demand and volatility of prices;

•

Inflation, interest rates, fluctuation in foreign exchange rates and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•	The strength and financial resources of our competitors and the effects of competition;

•	Whether we are able to successfully identify, evaluate and execute investment opportunities;

•	Our ability to acquire new businesses and assets and successfully integrate those operations and assets into our existing businesses as well as successfully expand our facilities;

•	Development of alternative energy sources;

•	The impact of operational and developmental hazards and unforeseen interruptions;

•	Costs of, changes in, or the results of laws, government regulations (including safety and environmental regulations), environmental liabilities, litigation, and rate proceedings;

•	Williams’ costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•	Our allocated costs for defined benefit pension plans and other postretirement benefit plans sponsored by our affiliates;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risk of our customers and counterparties;

•

Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally-recognized credit rating agencies and the availability and cost of capital;

•	The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•	Risks associated with weather and natural phenomena, including climate conditions;

•	Acts of terrorism, including cybersecurity threats and related disruptions; and

•	Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above and referred to below may cause our intentions to change from those statements of intention set forth in this document. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. For a detailed discussion of those factors, see Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K filed with the SEC on February 25, 2015 and in Part II, Item 1A. Risk Factors in our Quarterly Report on Form 10-Q available from our office or from our website at www.williams.com.

# # #

Williams Partners L.P.

Reconciliation of Non-GAAP Measures

(UNAUDITED)

	2014					2015
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Williams Partners L.P.
Reconciliation of GAAP “Net Income” to Non-GAAP “Modified EBITDA”, “Adjusted EBITDA”, and “Distributable cash flow”
Net income	$352	$223	$247	$462	$1,284	$112	$332	$(167)	$277
Provision (benefit) for income taxes	8	5	10	6	29	3	—	1	4
Interest expense	106	126	154	176	562	192	203	205	600
Equity (earnings) losses	(23)	(32)	(85)	(88)	(228)	(51)	(93)	(92)	(236)
Impairment of equity-method investments	—	—	—	—	—	—	—	461	461
Other investing (income) loss	—	(1)	—	(1)	(2)	(1)	—	—	(1)
Proportional Modified EBITDA of equity-method investments	54	62	150	165	431	136	183	185	504
Depreciation and amortization expenses	208	207	364	372	1,151	419	419	423	1,261
Accretion for asset retirement obligations associated with nonregulated operations	3	6	3	5	17	7	9	5	21

Modified EBITDA	708	596	843	1,097	3,244	817	1,053	1,021	2,891

Adjustments
Estimated minimum volume commitments	—	—	47	(114)	(67)	55	55	65	175
Acquisition-related expenses	—	2	13	1	16	—	—	—	—
Merger and transition related expenses	—	—	11	30	41	32	14	2	48
Share of impairment at equity-method investment	—	—	—	—	—	8	1	17	26
Geismar Incident adjustment for insurance and timing	54	96	—	(71)	79	—	(126)	—	(126)
Loss related to Geismar Incident	—	—	5	5	10	1	1	—	2
Impairment of certain assets	—	17	—	35	52	3	24	2	29
Contingency loss (gain), net of legal costs	—	—	—	(143)	(143)	—	—	—	—
Net gain related to partial acreage dedication release	—	—	(12)	—	(12)	—	—	—	—
Loss related to compressor station fire	6	—	—	—	6	—	—	—	—
Loss (recovery) related to Opal incident	—	6	—	2	8	1	—	(8)	(7)
Loss on sale of equipment	—	—	—	7	7	—	—	—	—
Gain on extinguishment of debt	—	—	—	—	—	—	(14)	—	(14)
Proposed WMB/WPZ merger expenses	—	—	—	—	—	—	—	1	1

Total EBITDA adjustments	60	121	64	(248)	(3)	100	(45)	79	134

Adjusted EBITDA	$768	$717	$907	$849	$3,241	917	1,008	1,100	3,025

Maintenance capital expenditures (1)						(54)	(80)	(114)	(248)
Interest expense (cash portion) (2)						(204)	(207)	(219)	(630)
Cash taxes						(1)	—	—	(1)
Income attributable to noncontrolling interests						(23)	(32)	(27)	(82)
WPZ restricted stock unit non-cash compensation						7	6	7	20
Plymouth incident adjustment						4	6	7	17

Distributable cash flow attributable to Partnership Operations						646	701	754	2,101

Total cash distributed (3)						$725	$723	$723	$2,171

Coverage ratios:
Distributable cash flow attributable to partnership operations divided by Total cash distributed						0.89	0.97	1.04	0.97

Net income divided by Total cash distributed						0.15	0.46	(0.23)	0.13

Notes:	(1)	Includes proportionate share of maintenance capital expenditures of equity investments.

	(2)	Includes proportionate share of interest expense of equity investments.

	(3)	Cash distributions for the third quarter and year-to-date periods have been increased by $209 million in order to exclude the impact of the IDR waiver associated with the WPZ merger termination fee from the determination of coverage ratios.

Williams Partners L.P.

Reconciliation of Non-GAAP “Modified EBITDA” to Non-GAAP “Adjusted EBITDA”

(UNAUDITED)

	2014					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Modified EBITDA:
Access Midstream	$—	$(2)	$254	$390	$642	$228	$273	$268	$769
Northeast G&P	48	59	80	208	395	90	70	84	244
Atlantic-Gulf	266	270	271	258	1,065	335	389	414	1,138
West	212	199	224	188	823	161	150	169	480
NGL & Petchem Services	182	72	17	53	324	6	158	85	249
Other	—	(2)	(3)	—	(5)	(3)	13	1	11

Total Modified EBITDA	$708	$596	$843	$1,097	$3,244	$817	$1,053	$1,021	$2,891

Adjustments:
Access Midstream
ACMP Acquisition-related expenses	$—	$2	$13	$1	$16	$—	—	—	—
ACMP Merger and transition costs	—	—	8	29	37	30	14	2	46
Loss on sale of equipment	—	—	—	7	7	—	—	—	—
Impairment of certain assets	—	—	—	12	12	1	3	—	4
Estimated minimum volume commitments	—	—	47	(114)	(67)	55	55	65	175
Share of impairment at equity-method investment	—	—	—	—	—	—	—	16	16

Total Access Midstream adjustments	—	2	68	(65)	5	86	72	83	241
Northeast G&P
Share of impairment at equity-method investment	—	—	—	—	—	8	1	1	10
Contingency gain, net of legal costs	—	—	—	(143)	(143)	—	—	—	—
Loss related to compressor station fire	6	—	—	—	6	—	—	—	—
Net gain related to partial acreage dedication release	—	—	(12)	—	(12)	—	—	—	—
Impairment of certain assets	—	17	—	13	30	2	21	2	25

Total Northeast G&P adjustments	6	17	(12)	(130)	(119)	10	22	3	35
Atlantic-Gulf
Impairment of certain assets	—	—	—	10	10	—	—	—	—

Total Atlantic-Gulf adjustments	—	—	—	10	10	—	—	—	—
West
Loss (recovery) related to Opal incident	—	6	—	2	8	1	—	(8)	(7)

Total West adjustments	—	6	—	2	8	1	—	(8)	(7)
NGL & Petchem Services
Loss related to Geismar Incident	—	—	5	5	10	1	1	—	2
Geismar Incident adjustment for insurance and timing	54	96	—	(71)	79	—	(126)	—	(126)

Total NGL & Petchem Services adjustments	54	96	5	(66)	89	1	(125)	—	(124)
Other
ACMP Merger-related expenses	—	—	3	1	4	2	—	—	2
Proposed WMB/WPZ Merger expenses	—	—	—	—	—	—	—	1	1
Gain on extinguishment of debt	—	—	—	—	—	—	(14)	—	(14)

Total Other adjustments	—	—	3	1	4	2	(14)	1	(11)

Total Adjustments	$60	$121	$64	$(248)	$(3)	$100	$(45)	$79	$134

Adjusted EBITDA:
Access Midstream	$—	$—	$322	$325	$647	$314	$345	$351	$1,010
Northeast G&P	54	76	68	78	276	100	92	87	279
Atlantic-Gulf	266	270	271	268	1,075	335	389	414	1,138
West	212	205	224	190	831	162	150	161	473
NGL & Petchem Services	236	168	22	(13)	413	7	33	85	125
Other	—	(2)	—	1	(1)	(1)	(1)	2	—

Total Adjusted EBITDA	$768	$717	$907	$849	$3,241	$917	$1,008	$1,100	$3,025

Financial Highlights and Operating Statistics

(UNAUDITED)

Final

September 30, 2015

Williams Partners L.P.

Reconciliation of Non-GAAP Measures

(UNAUDITED)

	2014					2015
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Williams Partners L.P.
Reconciliation of GAAP “Net Income” to Non-GAAP “Modified EBITDA”, “Adjusted EBITDA”, and “Distributable cash flow”
Net income	$352	$223	$247	$462	$1,284	$112	$332	$(167)	$277
Provision (benefit) for income taxes	8	5	10	6	29	3	—	1	4
Interest expense	106	126	154	176	562	192	203	205	600
Equity (earnings) losses	(23)	(32)	(85)	(88)	(228)	(51)	(93)	(92)	(236)
Impairment of equity-method investments	—	—	—	—	—	—	—	461	461
Other investing (income) loss	—	(1)	—	(1)	(2)	(1)	—	—	(1)
Proportional Modified EBITDA of equity-method investments	54	62	150	165	431	136	183	185	504
Depreciation and amortization expenses	208	207	364	372	1,151	419	419	423	1,261
Accretion for asset retirement obligations associated with nonregulated operations	3	6	3	5	17	7	9	5	21

Modified EBITDA	708	596	843	1,097	3,244	817	1,053	1,021	2,891

Adjustments
Estimated minimum volume commitments	—	—	47	(114)	(67)	55	55	65	175
Acquisition-related expenses	—	2	13	1	16	—	—	—	—
Merger and transition related expenses	—	—	11	30	41	32	14	2	48
Share of impairment at equity-method investment	—	—	—	—	—	8	1	17	26
Geismar Incident adjustment for insurance and timing	54	96	—	(71)	79	—	(126)	—	(126)
Loss related to Geismar Incident	—	—	5	5	10	1	1	—	2
Impairment of certain assets	—	17	—	35	52	3	24	2	29
Contingency loss (gain), net of legal costs	—	—	—	(143)	(143)	—	—	—	—
Net gain related to partial acreage dedication release	—	—	(12)	—	(12)	—	—	—	—
Loss related to compressor station fire	6	—	—	—	6	—	—	—	—
Loss (recovery) related to Opal incident	—	6	—	2	8	1	—	(8)	(7)
Loss on sale of equipment	—	—	—	7	7	—	—	—	—
Gain on extinguishment of debt	—	—	—	—	—	—	(14)	—	(14)
Proposed WMB/WPZ merger expenses	—	—	—	—	—	—	—	1	1

Total EBITDA adjustments	60	121	64	(248)	(3)	100	(45)	79	134

Adjusted EBITDA	$768	$717	$907	$849	$3,241	917	1,008	1,100	3,025

Maintenance capital expenditures (1)						(54)	(80)	(114)	(248)
Interest expense (cash portion) (2)						(204)	(207)	(219)	(630)
Cash taxes						(1)	—	—	(1)
Income attributable to noncontrolling interests						(23)	(32)	(27)	(82)
WPZ restricted stock unit non-cash compensation						7	6	7	20
Plymouth incident adjustment						4	6	7	17

Distributable cash flow attributable to Partnership Operations						646	701	754	2,101

Total cash distributed (3)						$725	$723	$723	$2,171

Coverage ratios:
Distributable cash flow attributable to partnership operations divided by Total cash distributed						0.89	0.97	1.04	0.97

Net income divided by Total cash distributed						0.15	0.46	(0.23)	0.13

Notes:	(1)	Includes proportionate share of maintenance capital expenditures of equity investments.

	(2)	Includes proportionate share of interest expense of equity investments.

	(3)	Cash distributions for the third quarter and year-to-date periods have been increased by $209 million in order to exclude the impact of the IDR waiver associated with the WPZ merger termination fee from the determination of coverage ratios.

Williams Partners L.P.

Reconciliation of Non-GAAP “Modified EBITDA” to Non-GAAP “Adjusted EBITDA”

(UNAUDITED)

	2014					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Modified EBITDA:
Access Midstream	$—	$(2)	$254	$390	$642	$228	$273	$268	$769
Northeast G&P	48	59	80	208	395	90	70	84	244
Atlantic-Gulf	266	270	271	258	1,065	335	389	414	1,138
West	212	199	224	188	823	161	150	169	480
NGL & Petchem Services	182	72	17	53	324	6	158	85	249
Other	—	(2)	(3)	—	(5)	(3)	13	1	11

Total Modified EBITDA	$708	$596	$843	$1,097	$3,244	$817	$1,053	$1,021	$2,891

Adjustments:
Access Midstream
ACMP Acquisition-related expenses	$—	$2	$13	$1	$16	$—	—	—	—
ACMP Merger and transition costs	—	—	8	29	37	30	14	2	46
Loss on sale of equipment	—	—	—	7	7	—	—	—	—
Impairment of certain assets	—	—	—	12	12	1	3	—	4
Estimated minimum volume commitments	—	—	47	(114)	(67)	55	55	65	175
Share of impairment at equity-method investment	—	—	—	—	—	—	—	16	16

Total Access Midstream adjustments	—	2	68	(65)	5	86	72	83	241
Northeast G&P
Share of impairment at equity-method investment	—	—	—	—	—	8	1	1	10
Contingency gain, net of legal costs	—	—	—	(143)	(143)	—	—	—	—
Loss related to compressor station fire	6	—	—	—	6	—	—	—	—
Net gain related to partial acreage dedication release	—	—	(12)	—	(12)	—	—	—	—
Impairment of certain assets	—	17	—	13	30	2	21	2	25

Total Northeast G&P adjustments	6	17	(12)	(130)	(119)	10	22	3	35
Atlantic-Gulf
Impairment of certain assets	—	—	—	10	10	—	—	—	—

Total Atlantic-Gulf adjustments	—	—	—	10	10	—	—	—	—
West
Loss (recovery) related to Opal incident	—	6	—	2	8	1	—	(8)	(7)

Total West adjustments	—	6	—	2	8	1	—	(8)	(7)
NGL & Petchem Services
Loss related to Geismar Incident	—	—	5	5	10	1	1	—	2
Geismar Incident adjustment for insurance and timing	54	96	—	(71)	79	—	(126)	—	(126)

Total NGL & Petchem Services adjustments	54	96	5	(66)	89	1	(125)	—	(124)
Other
ACMP Merger-related expenses	—	—	3	1	4	2	—	—	2
Proposed WMB/WPZ Merger expenses	—	—	—	—	—	—	—	1	1
Gain on extinguishment of debt	—	—	—	—	—	—	(14)	—	(14)

Total Other adjustments	—	—	3	1	4	2	(14)	1	(11)

Total Adjustments	$60	$121	$64	$(248)	$(3)	$100	$(45)	$79	$134

Adjusted EBITDA:
Access Midstream	$—	$—	$322	$325	$647	$314	$345	$351	$1,010
Northeast G&P	54	76	68	78	276	100	92	87	279
Atlantic-Gulf	266	270	271	268	1,075	335	389	414	1,138
West	212	205	224	190	831	162	150	161	473
NGL & Petchem Services	236	168	22	(13)	413	7	33	85	125
Other	—	(2)	—	1	(1)	(1)	(1)	2	—

Total Adjusted EBITDA	$768	$717	$907	$849	$3,241	$917	$1,008	$1,100	$3,025

Williams Partners L.P.

Consolidated Statement of Income (Loss)

(UNAUDITED)

	2014					2015
(Dollars in millions, except per-unit amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Revenues:
Service revenues	$763	$763	$1,066	$1,296	$3,888	$1,192	$1,231	$1,232	$3,655
Product sales	930	853	942	796	3,521	519	599	560	1,678

Total revenues	1,693	1,616	2,008	2,092	7,409	1,711	1,830	1,792	5,333
Costs and expenses:
Product costs	769	724	807	716	3,016	463	494	426	1,383
Operating and maintenance expenses	248	251	354	424	1,277	380	431	394	1,205
Depreciation and amortization expenses	208	207	364	372	1,151	419	419	423	1,261
Selling, general, and administrative expenses	130	134	168	201	633	193	164	156	513
Net insurance recoveries—Geismar Incident	(119)	(42)	—	(71)	(232)	—	(126)	—	(126)
Other (income) expense—net	17	27	3	(92)	(45)	17	38	7	62

Total costs and expenses	1,253	1,301	1,696	1,550	5,800	1,472	1,420	1,406	4,298

Operating income	440	315	312	542	1,609	239	410	386	1,035

Equity earnings (losses)	23	32	85	88	228	51	93	92	236
Impairment of equity—method investments	—	—	—	—	—	—	—	(461)	(461)
Other investing income (loss)—net	—	1	—	1	2	1	—	—	1
Interest incurred	(131)	(151)	(200)	(201)	(683)	(209)	(215)	(216)	(640)
Interest capitalized	25	25	46	25	121	17	12	11	40
Other income (expense)—net	3	6	14	13	36	16	32	22	70

Income (loss) before income taxes	360	228	257	468	1,313	115	332	(166)	281
Provision (benefit) for income taxes	8	5	10	6	29	3	—	1	4

Net income (loss)	352	223	247	462	1,284	112	332	(167)	277
Less: Net income attributable to noncontrolling interests	—	2	14	80	96	23	32	27	82

Net income (loss) attributable to controlling interests	$352	$221	$233	$382	$1,188	$89	$300	$(194)	$195

Allocation of net income (loss) for calculation of earnings per common unit:
Net income (loss) attributable to controlling interests	$352	$221	$233	$382	$1,188	$89	$300	$(194)	$195
Allocation of net income (loss) to general partner	180	156	187	233	756	195	216	1	412
Allocation of net income (loss) to Class B units (1)	—	—	—	—	—	(2)	1	(5)	(6)
Allocation of net income (loss) to Class D units	14	18	17	24	73	68	—	—	68

Allocation of net income (loss) to common units	$158	$47	$29	$125	$359	$(172)	$83	$(190)	$(279)

Diluted earnings (loss) per common unit:
Net income (loss) per common unit (1)	$.44	$.13	$.08	$.35	$.99	$(.34)	$.14	$(0.32)	$(.50)
Weighted average number of common units outstanding (thousands)	361,620	361,620	362,064	362,556	361,968	507,001	$587,088	$586,722	$560,432
Cash distributions per common unit	$.9045	$.9165	$.9285	$.8500	$3.5995	$.8500	$.8500	$.8500	$2.5500

(1)	The sum for the quarters may not equal the total for the year due to timing of unit issuances.

Williams Partners L.P.

Access Midstream

(UNAUDITED)

	2014					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Revenues:
Service revenues:
Nonregulated gathering & processing fee-based revenue	$—	$—	$292	$473	$765	$296	$311	$306	$913
Other fee revenues	—	—	—	—	—	6	28	17	51

	—	—	292	473	765	302	339	323	964
Intrasegment eliminations	—	—	—	—	—	(3)	(3)	(3)	(9)

Total revenues	—	—	292	473	765	299	336	320	955
Segment costs and expenses:
Other segment costs and expenses	—	2	122	177	301	154	158	129	441
Intrasegment eliminations	—	—	—	—	—	(3)	(3)	(3)	(9)

Total segment costs and expenses	—	2	122	177	301	151	155	126	432
Proportional Modified EBITDA of equity-method investments	—	—	84	94	178	80	92	74	246

Modified EBITDA	—	(2)	254	390	642	228	273	268	769
Adjustments	—	2	68	(65)	5	86	72	83	241

Adjusted EBITDA	$—	$—	$322	$325	$647	$314	$345	$351	$1,010

Distributions received	$31	$33	$78	$83	$225	$—	$—	$—	$—

Operating statistics

Throughput, bcf per day (1)
Barnett shale			.876	.853	.865	.812	.804	.788	.801
Eagle Ford shale			.348	.376	.362	.388	.377	.418	.395
Haynesville shale			.714	.802	.758	.971	1.085	1.000	1.019
Marcellus shale			1.193	1.272	1.233	1.232	1.273	1.239	1.248
Utica shale			.418	.484	.451	.513	.606	.459	.526
Mid-Continent			.554	.537	.545	.506	.515	.519	.520

Total throughput			4.103	4.324	4.214	4.422	4.660	4.423	4.509

(1)	Throughput in all regions represents the net throughput allocated to the Partnership’s interest.

Williams Partners L.P.

Northeast G&P

(UNAUDITED)

	2014					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Revenues:
Service revenues:
Nonregulated gathering and processing fee-based revenue	$93	$95	$103	$117	$408	$131	$119	$120	$370
Other fee revenues	6	12	11	15	44	11	21	19	51
Product sales:
NGL sales from gas processing	2	2	2	3	9	2	3	3	8
Marketing sales	58	35	66	62	221	36	32	24	92
Other sales	—	—	—	—	—	—	—	—	—

	159	144	182	197	682	180	175	166	521
Intrasegment eliminations	—	—	—	(1)	(1)	—	—	—	—

Total revenues	159	144	182	196	681	180	175	166	521
Segment costs and expenses:
NGL cost of goods sold	1	—	—	(1)	—	1	1	—	2
Marketing cost of goods sold	57	37	65	62	221	36	32	25	93
Other segment costs and expenses	62	67	48	(59)	118	60	87	78	225
Intrasegment eliminations	—	—	—	(1)	(1)	—	—	—	—

Total segment costs and expenses	120	104	113	1	338	97	120	103	320

Proportional Modified EBITDA of equity-method investments	9	19	11	13	52	7	15	21	43

Modified EBITDA	48	59	80	208	395	90	70	84	244
Adjustments	6	17	(12)	(130)	(119)	10	22	3	35

Adjusted EBITDA	$54	$76	$68	$78	$276	$100	$92	$87	$279

Operating statistics

Gathering and Processing*
Gathering volumes (Tbtu)	179	189	193	227	788	236	206	210	652
Plant inlet natural gas volumes (Tbtu)	29	27	30	32	118	34	42	43	119
Ethane equity sales (million gallons)	—	—	—	3	3	4	11	16	31
Non-ethane equity sales (million gallons)	2	1	3	2	8	2	3	4	9

NGL equity sales (million gallons)	2	1	3	5	11	6	14	20	40
Ethane production (million gallons)	1	1	1	30	33	4	43	52	99
Non-ethane production (million gallons)	38	37	42	40	157	45	56	61	162

NGL production (million gallons)	39	38	43	70	190	49	99	113	261

Laurel Mountain Midstream LLC (equity investment)—100%
Gathering volumes (Tbtu)	34	36	38	40	148	40	40	51	131

*	Excludes volumes associated with partially owned assets that are not consolidated for financial reporting purposes.

Williams Partners L.P.

Atlantic-Gulf

(UNAUDITED)

	2014					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Revenues:
Service revenues:
Nonregulated gathering & processing fee-based revenue	$35	$41	$40	$58	$174	$95	$106	$102	$303
Regulated transportation revenue	288	274	277	291	1,130	308	312	328	948
Other fee revenues	30	28	28	26	112	29	29	29	87
Product sales:
NGL sales from gas processing	20	25	19	14	78	11	7	11	29
Marketing sales	171	162	171	139	643	87	80	63	230
Other sales	1	1	2	(1)	3	—	1	—	1
Tracked revenues	53	40	52	62	207	49	56	63	168

	598	571	589	589	2,347	579	591	596	1,766
Intrasegment eliminations	2	2	1	2	7	—	—	(1)	(1)

Total revenues	600	573	590	591	2,354	579	591	595	1,765

Segment costs and expenses:
NGL cost of goods sold	6	5	5	5	21	4	2	3	9
Marketing cost of goods sold	171	162	171	140	644	87	80	63	230
Other segment costs and expenses	137	128	133	164	562	142	131	131	404
Tracked costs	53	40	52	62	207	49	56	63	168
Intrasegment eliminations	2	2	1	1	6	—	—	(1)	(1)

Total segment costs and expenses	369	337	362	372	1,440	282	269	259	810

Proportional Modified EBITDA of equity-method investments	35	34	43	39	151	38	67	78	183

Modifed EBITDA	266	270	271	258	1,065	335	389	414	1,138
Adjustments	—	—	—	10	10	—	—	—	—

Adjusted EBITDA	$266	$270	$271	$268	$1,075	$335	$389	$414	$1,138

Operating statistics

Gathering and Processing*
Gathering volumes (Tbtu)	28	31	30	27	116	34	38	37	109
Plant inlet natural gas volumes (Tbtu)	60	72	73	73	278	72	64	72	208

Ethane equity sales (million gallons)	2	6	8	2	18	11	2	7	20
Non-ethane equity sales (million gallons)	12	18	13	13	56	15	12	17	44

NGL equity sales (million gallons)	14	24	21	15	74	26	14	24	64

Ethane margin ($/gallon)	$.46	$.23	$.14	$(.03)	$.18	$.04	$(.07)	$.04	$.03
Non-ethane margin ($/gallon)	$1.10	$1.04	$1.00	$.69	$.96	$.43	$.49	$.42	$.44
NGL margin ($/gallon)	$1.02	$.82	$.68	$.59	$.77	$.26	$.41	$.32	$.31

Ethane production (million gallons)	45	57	60	59	221	38	33	36	107
Non-ethane production (million gallons)	71	87	92	93	343	94	87	93	274

NGL production (million gallons)	116	144	152	152	564	132	120	129	381

Discovery Producer Services LLC (equity investment)—100%
Gathering volumes (Tbtu)	21	26	32	33	112	35	61	63	159
NGL equity sales (million gallons)	10	10	18	15	53	17	22	21	60
NGL production (million gallons)	47	54	65	61	227	62	79	81	222

Transcontinental Gas Pipe Line
Throughput (Tbtu)	949.2	796.8	821.3	887.3	3,454.6	1,005.1	784.9	803.6	2,593.6
Avg. daily transportation volumes (Tbtu)	10.5	8.8	8.9	9.6	9.5	11.2	8.6	8.7	9.5
Avg. daily firm reserved capacity (Tbtu)	9.6	9.4	9.5	9.9	9.6	10.5	11.0	11.5	11.0

*	Excludes volumes associated with partially owned assets that are not consolidated for financial reporting purposes.

Williams Partners L.P.

West

(UNAUDITED)

	2014					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Revenues:
Service revenues:
Nonregulated gathering & processing fee-based revenue	$132	$141	$144	$143	$560	$138	$138	$138	$414
Regulated transportation revenue	116	112	113	117	458	116	113	115	344
Other fee revenues	8	8	8	8	32	8	7	10	25
Product sales:
NGL sales from gas processing	103	95	116	88	402	48	49	43	140
Marketing sales	30	28	29	20	107	10	15	15	40
Other sales	12	9	10	6	37	6	4	4	14
Tracked revenues	—	1	—	—	1	—	—	—	—

	401	394	420	382	1,597	326	326	325	977
Intrasegment eliminations	—	(1)	—	—	(1)	—	—	—	—

Total revenues	401	393	420	382	1,596	326	326	325	977

Segment costs and expenses:
NGL cost of goods sold	38	35	41	33	147	23	20	20	63
Marketing cost of goods sold	30	27	29	19	105	10	15	15	40
Other cost of goods sold	4	6	4	4	18	3	2	3	8
Other segment costs and expenses	117	126	122	138	503	129	139	118	386
Tracked costs	—	1	—	—	1	—	—	—	—
Intrasegment eliminations	—	(1)	—	—	(1)	—	—	—	—

Total segment costs and expenses	189	194	196	194	773	165	176	156	497

Proportional Modified EBITDA of equity-method investments	—	—	—	—	—	—	—	—	—

Modifed EBITDA	212	199	224	188	823	161	150	169	480
Adjustments	—	6	—	2	8	1	—	(8)	(7)

Adjusted EBITDA	$212	$205	$224	$190	$831	$162	$150	$161	$473

Operating statistics

Gathering and Processing
Gathering volumes (Tbtu)	229	230	245	242	946	232	231	233	696
Plant inlet natural gas volumes (Tbtu)	249	246	267	261	1,023	258	258	252	768

Ethane equity sales (million gallons)	4	5	7	4	20	2	4	4	10
Non-ethane equity sales (million gallons)	69	71	90	80	310	74	76	75	225

NGL equity sales (million gallons)	73	76	97	84	330	76	80	79	235

Ethane margin ($/gallon)	.12	.22	.21	.17	.19	.39	.14	.28	.24
Non-ethane margin ($/gallon)	.94	.84	.81	.66	.81	.34	.37	.29	.33
NGL margin ($/gallon)	.89	.80	.77	.64	.77	.34	.35	.29	.33

Ethane production (million gallons)	60	86	64	40	250	33	40	37	110
Non-ethane production (million gallons)	233	232	255	245	965	239	248	255	742

NGL production (million gallons)	293	318	319	285	1,215	272	288	292	852

Northwest Pipeline LLC
Throughput (Tbtu)	192.4	141.3	156.7	196.6	687.0	202.7	183.0	177.9	563.6
Avg. daily transportation volumes (Tbtu)	2.1	1.6	1.7	2.1	1.9	2.3	2.0	1.9	2.1
Avg. daily firm reserved capacity (Tbtu)	3.0	3.0	3.0	3.0	3.0	3.0	3.0	3.0	3.0

Williams Partners L.P.

NGL & Petchem Services

(UNAUDITED)

	2014					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Revenues:
Service revenue:
Nonregulated gathering & processing fee-based revenue	$7	$7	$7	$7	$28	$7	$10	$11	$28
Other fee-based revenues	33	33	33	35	134	41	42	47	130
Product sales:
NGL sales from gas processing	54	32	31	41	158	28	18	19	65
Olefin sales	79	96	73	93	341	71	162	174	407
Marketing sales	698	680	748	589	2,715	378	372	337	1,087
Other sales	11	11	8	5	35	4	4	1	9

	882	859	900	770	3,411	529	608	589	1,726
Intrasegment eliminations	(77)	(76)	(72)	(74)	(299)	(54)	(61)	(60)	(175)

Total revenues	805	783	828	696	3,112	475	547	529	1,551

Segment costs and expenses:
NGL cost of goods sold	28	20	19	23	90	19	16	14	49
Olefins cost of goods sold	51	69	46	65	231	62	101	89	252
Marketing cost of goods sold	684	681	752	629	2,746	381	376	340	1,097
Other cost of goods sold	12	10	8	7	37	6	4	2	12
Net insurance recoveries—Geismar Incident	(119)	(42)	—	(71)	(232)	—	(126)	—	(126)
Other segment costs and expenses	54	58	70	83	265	66	88	71	225
Intrasegment eliminations	(77)	(76)	(72)	(74)	(299)	(54)	(61)	(60)	(175)

Total segment costs and expenses	633	720	823	662	2,838	480	398	456	1,334

Proportional Modified EBITDA of equity-method investments	10	9	12	19	50	11	9	12	32

Modified EBITDA	182	72	17	53	324	6	158	85	249
Adjustments	54	96	5	(66)	89	1	(125)	—	(124)

Adjusted EBITDA	$236	$168	$22	$(13)	$413	$7	$33	$85	$125

Operating statistics

Ethane equity sales (million gallons)	27	28	28	33	116	36	33	40	109
Non-ethane equity sales (million gallons)	30	18	19	35	102	39	32	29	100

NGL equity sales (million gallons)	57	46	47	68	218	75	65	69	209
Ethane production (million gallons)	29	29	29	34	121	36	33	40	109
Non-ethane production (million gallons)	30	28	28	31	117	31	27	34	92

NGL production (million gallons)	59	57	57	65	238	67	60	74	201

Petrochemical Services
Geismar ethylene sales volumes (million lbs)	—	—	—	—	—	2	213	404	619
Geismar ethylene margin ($/lb) (1)	$—	$—	$—	$—	$—	$—	$0.21	$0.16	0.18
Canadian propylene sales volumes (millions lbs)	32	34	34	43	143	39	38	44	121
Canadian alky feedstock sales volumes (million gallons)	7	7	6	7	27	7	6	6	19

Overland Pass Pipeline Company LLC (equity investment)—100%
NGL Transportation volumes (Mbbls)	8,612	8,926	9,482	10,118	37,138	10,845	13,860	15,075	39,780

(1)	Ethylene margin and ethylene margin per pound are calculated using financial results determined in accordance with GAAP, which include realized ethylene sales prices and ethylene COGS. Realized sales and COGS per unit metrics may vary from publicly quoted market indices or spot prices due to various factors, including, but not limited to, basis differentials, transportation costs, contract provisions, and inventory accounting methods.

Williams Partners L.P.

Capital Expenditures and Investments

(UNAUDITED)

	2014					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Capital expenditures:
Access Midstream	$—	$—	$165	$133	$298	$133	$109	$107	$349
Northeast G&P	359	291	288	253	1,191	115	114	95	324
Atlantic-Gulf	180	412	319	387	1,298	361	384	383	1,128
West	22	27	120	100	269	50	52	47	149
NGL & Petchem Services	161	211	136	120	628	75	55	59	189
Other	2	2	1	3	8	1	1	1	3

Total*	$724	$943	$1,029	$996	$3,692	$735	$715	$692	$2,142

Purchase of businesses:
Access Midstream	$—	$—	$—	$—	$—	$—	$112	$—	$112
NGL & Petchem Services**	25	31	—	(56)	—	—	—	—	—

Total	$25	$31	$—	$(56)	$—	$—	$112	$—	$112

Purchase of investments:
Access Midstream	$—	$—	$65	$105	$170	$50	$393	$—	$443
Northeast G&P	163	6	12	7	188	10	5	29	44
Atlantic-Gulf	51	9	21	25	106	20	—	15	35
NGL & Petchem Services	1	1	1	1	4	3	2	1	6

Total	$215	$16	$99	$138	$468	$83	$400	$45	$528

Summary:
Access Midstream	$—	$—	$230	$238	$468	$183	$614	$107	$904
Northeast G&P	522	297	300	260	1,379	125	119	124	368
Atlantic-Gulf	231	421	340	412	1,404	381	384	398	1,163
West	22	27	120	100	269	50	52	47	149
NGL & Petchem Services	187	243	137	65	632	78	57	60	195
Other	2	2	1	3	8	1	1	1	3

Total	$964	$990	$1,128	$1,078	$4,160	$818	$1,227	$737	$2,782

Capital expenditures incurred, purchase of businesses, and purchase of investments:
Increases to property, plant, and equipment	$769	$867	$1,017	$918	$3,571	$645	$731	$673	$2,049
Purchase of businesses	25	31	—	(56)	—	—	112	—	112
Purchase of investments	215	16	99	138	468	83	400	45	528

Total	$1,009	$914	$1,116	$1,000	$4,039	$728	$1,243	$718	$2,689

*Increases to property, plant, and equipment	$769	$867	$1,017	$918	$3,571	$645	$731	$673	$2,049
Changes in related accounts payable and accrued liabilities	(45)	76	12	78	121	90	(16)	19	93

Capital expenditures	$724	$943	$1,029	$996	$3,692	$735	$715	$692	$2,142

**	These amounts relate to adjustments from the acquisition of certain Canadian operations from a subsidiary of Williams.